Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirstwi.bank

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Fourth Quarter of 2021

•	Net income of $11.2 and $45.4 million for the three months and year ended December 31, 2021
•	Earnings per common share of $1.46 and $5.92 for the three months and year ended December 31, 2021
•	Annualized return on average assets of 1.53% and 1.60% for the three months and year ended December 31, 2021
•	Quarterly cash dividend of $0.22 per share declared, an increase of 4.8% from prior-year fourth quarter quarterly cash dividend

MANITOWOC, Wis, January 18, 2022 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $11.2 million, or $1.46 per share, for the fourth quarter of 2021, compared with net income of $11.5 million, or $1.49 per share, for the prior-year fourth quarter. For the year ended December 31, 2021, Bank First earned $45.4 million, or $5.92 per share, compared to $38.0 million, or $5.07 per share for the year ended December 31, 2020.

Operating Results

Net interest income (“NII”) during the fourth quarter of 2021 was $23.2 million, up $0.3 million from the previous quarter but down $1.2 million from the fourth quarter of 2020. NII for the year ended December 31, 2021 was $90.1 million, up from $86.8 million during the prior year.

As mentioned in previous releases, Bank First was a very active participant in the Paycheck Protection Program (“PPP”), a Small Business Administration (“SBA”) loan program aimed at supporting small business through the turbulent economic environment created by the COVID-19 pandemic (“COVID”). Bank First originated over $381.3 million in loans to new and existing customers under this program, $31.1 million of which remained unpaid and unforgiven as of December 31, 2021. Origination fees collected from PPP loan originations totaled over $14.6 million. Under accounting rules, the Bank recognizes these fees as an addition to NII over the contractual life of the related loan, with any remaining fee being fully recognized into NII if the loan is paid off or forgiven prior to the original maturity date. As is the case with any institution participating in PPP originations, this accounting treatment has caused significant variations in the Bank’s NII and interest margins quarter-to-quarter based on how many PPP loans are forgiven during the period. Unrecognized PPP origination fees totaled $1.1 million at December 31, 2021, compared to $2.2 million and $2.6 million at September 30, 2021 and December 31, 2020, respectively.

NII related to purchase accounting entries, resulting from our acquisitions of other institutions over the last several years, increased net income (after tax) during the fourth quarter of 2021 by $0.6 million, or $0.07 per share, compared to $0.5 million, or $0.07 per share, for the fourth quarter of 2020. For the years ended December 31, 2021 and 2020, the impact of these purchase accounting entries increased net income (after tax) by $1.5 million, or $0.19 per share, and $3.1 million, or $0.41 per share, respectively.

Net interest margin (“NIM”) was 3.47% for the fourth quarter of 2021, matching the prior quarter and lower than 4.01% for the fourth quarter of 2020. The aforementioned purchase accounting entries added 0.11%, 0.04% and 0.12% to NIM for each of these periods, respectively. NIM created by the presence of PPP activity during these periods added approximately 0.12%, 0.21% and 0.29%, respectively. NIM was 3.47% for the year ended December 31, 2021, including 0.08% from the impact of purchase accounting entries, compared to 3.84%, including 0.19% from the impact of purchase accounting entries, for the year ended December 31, 2020.

Bank First recorded a provision for loan losses of $0.6 million during the fourth quarter of 2021, compared to $1.7 million during the fourth quarter of 2020. Provision expense was $3.1 million for the year ended December 31, 2021 compared to $7.1 million for the year ended December 31, 2020. While provision expense was elevated during 2020 in response to uncertainty created by COVID and society’s response to it, actual asset quality metrics during the course of 2021, as further discussed later in this release, have remained strong and allowed for a reduction in provision expense during the current year.

Noninterest income was $5.7 million for the fourth quarter of 2021, compared to $6.7 million for the fourth quarter of 2020. Loan servicing income, which includes the impact of changes in the valuation of mortgage servicing rights (“MSR”) on the Bank’s balance sheet, totaled $1.6 million for the fourth quarter of 2021, comparing favorably to $0.2 million during the prior-year fourth quarter. During the fourth quarter of 2021 the Bank experienced a positive valuation adjustment to its MSR of $0.6 million compared to a negative valuation adjustment of $0.4 million during the fourth quarter of 2020, leading to much of the improvement year-over-year in this noninterest income classification. Gains on the sale of secondary market mortgage loans declined from $2.2 million during the fourth quarter of 2020 to $1.2 million during the fourth quarter of 2021. While these gains remained elevated through the final two quarters of 2021, they have declined from unprecedented profitability in this area between the fourth quarter of 2020 and the second quarter of 2021. Finally, the Bank recognized a $1.7 million gain due to the sale of a branch location during the fourth quarter of 2020. There was no similar event during 2021, leading to a decrease in other noninterest income.

Noninterest expense was $13.6 million in the fourth quarter of 2021, compared to $14.0 million during the fourth quarter of 2020. Occupancy, equipment and office expenses decreased by $0.4 million from elevated levels during the prior-year fourth quarter as the Bank completed several large scale remodel projects during that quarter. Data processing expense decreased $0.2 million from the prior-year fourth quarter, primarily due to expense incurred during the fourth quarter of 2020 from the significant PPP activity during that year. During the fourth quarter of 2021 the Bank incurred a $0.2 million charge-down on its sole foreclosed property owned, leaving a value of $10,000 on that property. This charge-down compared unfavorably to minor gains on sales of foreclosed property during the prior-year fourth quarter, leading to a negative $0.2 million variance year-over-year. Finally, other noninterest expense increased by $0.8 million, or 56.7%, from the prior-year fourth quarter. During the fourth quarter of 2021, Bank First incurred a one-time expense when it purchased a domain name from another institution for $0.8 million as part of a rebranding initiative.

Balance Sheet

Total assets were $2.94 billion at December 31, 2021, a $219.5 million increase from December 31, 2020. Total loans were $2.24 billion at December 31, 2021, up $44.8 million from December 31, 2020. Excluding PPP originations and repayments or forgiveness, loans grew by 9.1% over the trailing twelve months, including annualized growth of 10.5% during the fourth quarter. Total deposits, nearly all of which remain core deposits, were $2.53 billion at December 31, 2021, up $207.5 million from December 31, 2020. Noninterest-bearing demand deposits comprised 32.0% of the Bank’s total core deposits at December 31, 2021, compared to 31.2% at December 31, 2020. Time deposits, which typically carry the highest interest rates of all deposit products, comprised 10.1% of the Bank’s total core deposits at December 31, 2021, compared to 14.8% at December 31, 2020.

Asset Quality

Nonperforming assets at December 31, 2021 totaled $8.2 million, down from $12.1 million at the end of the previous quarter and $14.0 million at the end of 2020. Nonperforming assets to total assets ended 2021 at 0.28%, down from 0.42% at the end of the previous quarter and 0.52% at the end of 2020.

Capital Position

Stockholders’ equity totaled $322.7 million at December 31, 2021, an increase of $27.8 million from the end of 2020. Strong earnings served to increase capital while being offset by dividends totaling $8.7 million during the year ended December 31, 2021. Further reducing capital during 2021 was $7.9 million used to repurchase 112,141 shares of common stock. Tangible book value per share of Bank First’s common stock experienced an increase of 13.9% during the trailing twelve months.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.22 per common share, payable on April 6, 2022, to shareholders of record as of March 23, 2022.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. The bank is an independent community bank with 21 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 287 full-time equivalent staff and has assets of approximately $2.9 billion. Bank First offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT and cloud services. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirstWI.bank.

# # #

Forward Looking Statements: This news release may contain certain “forward-looking statements” that represent Bank First Corporation’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by Bank First Corporation or on its behalf. Bank First Corporation disclaims any obligation to update such forward-looking statements. In addition, statements regarding historical stock price performance are not indicative of or guarantees of future price performance.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Results of Operations:
Interest income	$25,043	$24,898	$24,003	$24,442	$27,094	$98,386	$100,700
Interest expense	1,812	1,964	2,189	2,339	2,623	8,304	13,865
Net interest income	23,231	22,934	21,814	22,103	24,471	90,082	86,835
Provision for loan losses	600	650	950	900	1,650	3,100	7,125
Net interest income after provision for loan losses	22,631	22,284	20,864	21,203	22,821	86,982	79,710
Noninterest income	5,706	5,028	6,574	6,210	6,744	23,518	23,520
Noninterest expense	13,621	12,466	12,221	12,225	13,972	50,533	53,353
Income before income tax expense	14,716	14,846	15,217	15,188	15,593	59,967	49,877
Income tax expense	3,552	3,628	3,669	3,674	4,063	14,523	11,831
Net income	$11,164	$11,218	$11,548	$11,514	$11,530	$45,444	$38,046

Earnings per common share - basic	$1.46	$1.46	$1.50	$1.49	$1.49	$5.92	$5.07
Earnings per common share - diluted	1.46	1.46	1.50	1.49	1.49	5.92	5.07

Common Shares:
Basic weighted average	7,570,128	7,605,541	7,653,317	7,657,301	7,659,904	7,621,632	7,441,256
Diluted weighted average	7,595,052	7,624,791	7,668,740	7,677,976	7,682,101	7,643,167	7,481,077
Outstanding	7,616,540	7,641,771	7,688,795	7,729,216	7,709,497	7,616,540	7,709,497

Noninterest income / noninterest expense:
Service charges	$1,574	$1,491	$1,596	$1,467	$1,586	$6,128	$5,003
Income from Ansay	383	756	723	725	169	2,587	2,740
Income from UFS	776	751	663	366	599	2,556	3,066
Loan servicing income	1,557	599	1,178	505	194	3,839	1,420
Net gain on sales of mortgage loans	1,167	1,206	2,187	2,811	2,214	7,371	5,310
Net gain (loss) on sales of securities	-	(3)	-	-	-	(3)	3,233
Other noninterest income	249	228	227	336	1,982	1,040	2,748
Total noninterest income	$5,706	$5,028	$6,574	$6,210	$6,744	$23,518	$23,520

Personnel expense	$7,307	$6,996	$7,121	$7,091	$7,604	$28,515	$27,273
Occupancy, equipment and office	950	1,070	968	1,210	1,352	4,198	4,719
Data processing	1,334	1,259	1,358	1,393	1,519	5,344	5,515
Postage, stationery and supplies	181	204	131	197	204	713	872
Net (gain) loss on other real estate owned	186	-	(73)	(133)	(16)	(20)	1,395
Advertising	75	50	53	49	61	227	226
Charitable contributions	135	121	152	126	214	534	574
Outside service fees	776	741	804	755	1,029	3,076	4,112
Amortization of intangibles	352	351	351	351	522	1,405	1,636
Penalty for early extinguishment of debt	-	-	-	-	-	-	1,323
Other noninterest expense	2,325	1,674	1,356	1,186	1,483	6,541	5,708
Total noninterest expense	$13,621	$12,466	$12,221	$12,225	$13,972	$50,533	$53,353

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Period-end balances:
Cash and cash equivalents	$296,860	$299,953	$251,071	$261,174	$170,219	$296,860	$170,219
Investment securities available-for-sale, at fair value	212,689	148,376	153,818	167,940	165,039	212,689	165,039
Investment securities held-to-maturity, at cost	5,911	5,912	5,912	5,934	6,669	5,911	6,669
Loans	2,235,515	2,208,915	2,225,217	2,228,892	2,191,460	2,235,515	2,191,460
Allowance for loan losses	(20,315)	(20,237)	(19,547)	(18,531)	(17,658)	(20,315)	(17,658)
Premises and equipment	49,461	44,181	43,503	43,606	43,183	49,461	43,183
Goodwill and other intangibles, net	59,392	59,743	60,095	60,561	60,912	59,392	60,912
Other assets	98,039	99,762	98,881	96,623	98,192	98,039	98,192
Total assets	2,937,552	2,846,605	2,818,950	2,846,199	2,718,016	2,937,552	2,718,016
						-
Deposits	2,528,440	2,472,258	2,446,654	2,448,035	2,320,963	2,528,440	2,320,963
Securities sold under repurchase agreements	41,122	17,402	21,679	47,631	36,377	41,122	36,377
Borrowings	25,511	26,679	26,697	30,467	40,969	25,511	40,969
Other liabilities	19,826	15,004	12,490	16,624	24,850	19,826	24,850
Total liabilities	2,614,899	2,531,343	2,507,520	2,542,757	2,423,159	2,614,899	2,423,159

Stockholders' equity	322,653	315,262	311,430	303,442	294,857	322,653	294,857

Book value per common share	42.36	41.26	40.50	39.26	38.25	42.36	38.25
Tangible book value per common share	34.56	33.44	32.69	31.42	30.35	34.56	30.35

Average balances:
Loans	$2,207,615	$2,218,324	$2,247,026	$2,196,142	$2,206,207	$2,217,305	$2,032,157
Interest-earning assets	2,695,175	2,659,584	2,633,850	2,547,783	2,465,713	2,634,565	2,308,095
Total assets	2,901,685	2,861,959	2,835,580	2,750,471	2,671,967	2,837,793	2,504,682
Deposits	2,513,918	2,479,799	2,453,156	2,355,888	2,316,793	2,451,203	2,135,107
Interest-bearing liabilities	1,759,437	1,738,895	1,723,395	1,694,711	1,663,642	1,729,313	1,588,650
Goodwill and other intangibles, net	59,614	59,969	60,363	60,782	60,836	60,178	56,191
Stockholders' equity	318,837	313,868	308,201	300,331	289,916	310,370	265,504

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$31,100	$62,639	$127,277	$188,221	$172,424	$31,100	$172,424
PPP Loan Deferred Origination Fees (period end)	1,080	2,243	4,252	4,552	2,573	1,080	2,573
PPP Loans (average during the period)	50,602	95,645	171,036	174,242	235,325	122,468	183,950
Interest income recognized during the period (includes
recognized origination fees)	1,290	2,251	1,922	2,368	3,833	7,831	8,739

Financial ratios:
Return on average assets	1.53%	1.57%	1.63%	1.67%	1.71%	1.60%	1.52%
Return on average common equity	13.89%	14.30%	14.99%	15.34%	15.78%	14.64%	14.33%
Average equity to average assets	10.99%	10.97%	10.87%	10.92%	10.85%	10.94%	10.60%
Stockholders' equity to assets	10.98%	11.08%	11.05%	10.66%	10.85%	10.98%	10.85%
Tangible equity to tangible assets	9.15%	9.17%	9.11%	8.72%	8.80%	9.15%	8.80%
Loan yield	4.25%	4.25%	4.13%	4.34%	4.62%	4.21%	4.69%
Earning asset yield	3.74%	3.76%	3.71%	3.95%	4.44%	3.79%	4.44%
Cost of funds	0.41%	0.45%	0.51%	0.56%	0.63%	0.48%	0.87%
Net interest margin, taxable equivalent	3.47%	3.47%	3.37%	3.57%	4.01%	3.47%	3.84%
Net loan charge-offs to average loans	0.02%	-0.01%	-0.01%	0.00%	0.01%	0.02%	0.04%
Nonperforming loans to total loans	0.37%	0.53%	0.55%	0.63%	0.57%	0.37%	0.57%
Nonperforming assets to total assets	0.28%	0.42%	0.45%	0.52%	0.52%	0.28%	0.52%
Allowance for loan losses to loans	0.91%	0.92%	0.88%	0.83%	0.81%	0.91%	0.81%

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,117,319	$90,468	4.27%	$2,100,764	$97,767	4.65%
Tax-exempt	90,296	4,152	4.60%	105,443	5,286	5.01%
Securities
Taxable (available for sale)	119,901	3,311	2.76%	107,224	3,840	3.58%
Tax-exempt (available for sale)	71,804	2,179	3.03%	73,094	2,276	3.11%
Tax-exempt (held to maturity)	5,912	151	2.55%	6,669	163	2.44%
Cash and due from banks	289,943	454	0.16%	72,519	76	0.10%
Total interest-earning assets	2,695,175	100,715	3.74%	2,465,713	109,408	4.44%
Non interest-earning assets	226,891			223,179
Allowance for loan losses	(20,381)			(16,925)
Total assets	$2,901,685			$2,671,967
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$203,363	$253	0.12%	$195,094	$295	0.15%
Savings accounts	550,402	1,835	0.33%	407,287	1,426	0.35%
Money market accounts	687,353	1,911	0.28%	625,958	2,143	0.34%
Certificates of deposit	248,318	2,082	0.84%	354,797	5,248	1.48%
Brokered Deposits	12,079	349	2.89%	19,435	556	2.86%
Total interest bearing deposits	1,701,515	6,430	0.38%	1,602,571	9,668	0.60%
Other borrowed funds	57,922	759	1.31%	61,071	766	1.25%
Total interest-bearing liabilities	1,759,437	7,189	0.41%	1,663,642	10,434	0.63%
Non-interest bearing liabilities
Demand Deposits	812,403			714,222
Other liabilities	11,008			4,187
Total Liabilities	2,582,848			2,382,051
Shareholders' equity	318,837			289,916
Total liabilities & sharesholders' equity	$2,901,685			$2,671,967
Net interest income on a fully taxable equivalent basis		93,526			98,974
Less taxable equivalent adjustment		(1,361)			(1,622)
Net interest income		$92,165			$97,352
Net interest spread (3)			3.33%			3.81%
Net interest margin (4)			3.47%			4.01%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	For the Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,128,327	$90,172	4.24%	$1,918,490	$90,698	4.73%
Tax-exempt	88,978	4,113	4.62%	113,667	5,791	5.09%
Securities
Taxable (available for sale)	103,277	2,788	2.70%	114,392	3,142	2.75%
Tax-exempt (available for sale)	70,864	2,207	3.11%	67,903	2,170	3.20%
Taxable (held to maturity)	-	-	-	9,068	216	2.38%
Tax-exempt (held to maturity)	6,098	155	2.54%	8,422	220	2.61%
Cash and due from banks	237,021	310	0.13%	76,153	181	0.24%
Total interest-earning assets	2,634,565	99,745	3.79%	2,308,095	102,418	4.44%
Non interest-earning assets	222,548			211,387
Allowance for loan losses	(19,320)			(14,800)
Total assets	$2,837,793			$2,504,682
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$209,970	$252	0.12%	$194,718	$669	0.34%
Savings accounts	497,958	1,773	0.36%	356,091	1,792	0.50%
Money market accounts	664,591	2,115	0.32%	563,847	3,076	0.55%
Certificates of deposit	278,602	2,967	1.06%	367,054	6,405	1.74%
Brokered Deposits	14,718	420	2.85%	18,428	531	2.88%
Total interest bearing deposits	1,665,839	7,527	0.45%	1,500,138	12,473	0.83%
Other borrowed funds	63,474	777	1.22%	88,512	1,392	1.57%
Total interest-bearing liabilities	1,729,313	8,304	0.48%	1,588,650	13,865	0.87%
Non-interest bearing liabilities
Demand Deposits	785,364			634,969
Other liabilities	12,746			15,559
Total Liabilities	2,527,423			2,239,178
Shareholders' equity	310,370			265,504
Total liabilities & sharesholders' equity	$2,837,793			$2,504,682
Net interest income on a fully taxable equivalent basis		91,441			88,553
Less taxable equivalent adjustment		(1,359)			(1,718)
Net interest income		$90,082			$86,835
Net interest spread (3)			3.31%			3.56%
Net interest margin (4)			3.47%			3.84%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.